Consent of Independent Auditors



The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account C:


We consent to the incorporation by reference in this Post-Effective Amendment No. 17 to Registration Statement (File No. 33-75986) on Form N-4 our reports dated February 3, 1998 and February 27, 1998.


                                                       /s/ KPMG Peat Marwick LLP


Hartford, Connecticut
September 16, 1998